UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
November 10, 2010

BigBand Networks, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33355	04-3444278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
475 Broadway Street
Redwood City, California 94063
(Address of principal executive offices) (Zip code)

(650) 995-5000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 10, 2010, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of BigBand Networks, Inc. (the “Company”) adopted and approved the performance criteria and associated potential awards for the fourth quarter of the fiscal year ending December 31, 2010 and the first two quarters of the fiscal year ending December 31, 2011 for Harald Braun, the Company’s executive vice president. As a result, Mr. Braun will be eligible to receive up to $207,187.50 (85% of base salary for the applicable period) in variable compensation upon the achievement of performance goals.
     Because the amount of Mr. Braun’s variable compensation is dependent upon the achievement of goals, the exact amount of the payout (if any) to Mr. Braun pursuant to his variable compensation arrangement cannot be determined at this time. The exact amount of the award will be determined by the Compensation Committee. A description of the performance goals and potential awards is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description

10.1	Description of Goals for Harald Braun

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGBAND NETWORKS, INC.
By:	/s/ Robert Horton
Robert Horton
Senior Vice President & General Counsel

Dated: November 12, 2010